Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200
	Media Relations:	Pure Communications, Inc.
Sheryl Seapy
949-608-0841

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT FOUR UPCOMING HEALTHCARE CONFERENCES

Mountain View, Calif, September 1, 2009 – VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that Timothy Morris, Chief Financial Officer, will present an overview of the company at four healthcare investment conferences during the month of September.

The conference presentation schedule is as follows:

Rodman & Renshaw Annual Global Investment Conference

September 10, 2009 at 10:50 a.m. ET

The New York Palace Hotel, New York, NY

Thomas Weisel Partners Healthcare Conference

September 11, 2009 at 11:30 a.m. ET

The Four Seasons Hotel, Boston, MA

BioCentury’s NewsMakers in the Biotech Industry Conference

September 16, 2009 at 3:30 p.m. ET

Millennium Broadway Hotel & Conference Center, New York, NY

UBS Global Life Sciences Conference

September 21, 2009 at 3:30 p.m. ET

Grand Hyatt, New York, NY

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389  www.vivus.com

A live audio webcast and 30-day archive of the presentations will be available on VIVUS’ website at http://www.vivus.com.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, diabetes and sexual health.  The company’s lead product in clinical development, Qnexa™, is expected to complete phase 3 clinical trials for the treatment of obesity in 2009.  Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor, and in phase 2 development of Luramist™ for the treatment of hypoactive sexual desire disorder (HSDD) in women. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.